As filed with the Securities and Exchange Commission on October 3, 1996
                           Registration No. 33-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        SIERRA SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------
          California                             94-2925073

   (State of Incorporation)         (I.R.S. Employer Identification No.)
--------------------------------------------------------------------------------
                            2075 North Capitol Avenue
                           San Jose, California 95132
                    (Address of principal executive offices)

                                PMC-SIERRA, INC.
                            1994 INCENTIVE STOCK PLAN
                            (Full title of the plan)

                                 James V. Diller
         Chairman of the Board of Directors and Chief Executive Officer
                        Sierra Semiconductor Corporation
                            2075 North Capitol Avenue
                           San Jose, California 95132
                                 (408) 263-9300
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                  Neil J. Wolff
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

         On January 31, 1995, Registrant filed a Registration Statement on Form S-8 covering an aggregate of 176,719 shares of its Common Stock pursuant to the Registrant's 1994 Incentive Stock Plan (the "1994 Plan") (Registration No. 33-88992). 160,125 shares have been issued, no shares are subject to options issued, pursuant to the 1994 Plan. The offering under the 1994 Plan has terminated, and the Registrant hereby withdraws from registration 16,594 shares of its Common Stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 30th day of September 1996.

                                        SIERRA SEMICONDUCTOR CORPORATION

                          `                 By:JAMES V. DILLER
                                               ---------------------------------
                                               James V. Diller, Chairman of the
                                               Board of Directors and Chief
                                               Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, James
V. Diller and Glenn C. Jones his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                           Title                             Date

JAMES V. DILLER       Chairman of the Board of Directors      September 30, 1996
------------------    and Chief Executive Officer (principal
(James V. Diller)     executive officer)


 GLENN C. JONES       Senior Vice President of Finance and    September 30, 1996
------------------    Chief Financial Officer (principal
(Glenn C. Jones       financial and accounting officer)


ALEXANDRE BALKANSKI   Director                                September 30, 1996
------------------
(Alexandre Balkanski)


MICHAEL L. DIONNE     Director                                September 30, 1996
------------------
(Michael L. Dionne)

                      Director
------------------
(Richard J. Koeltl )


 FRANK J. MARSHALL    Director                                September 30, 1996
------------------
(Frank J. Marshall)

                                                                    Exhibit 23.1



                          CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement Post-Effective Ammendment No. 1 (Form S-8) pertaining to the PMC-Sierra, Inc. 1994 Incentive Stock Plan of our report dated January 17, 1996, with respect to the consolidated financial statements and schedule of Sierra Semiconductor Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                               ERNST & YOUNG LLP


                                               /S/ ERNST & YOUNG LLP

San Jose, California
September 30, 1996